Exhibit 21.1
Subsidiaries of Schneider National, Inc.
1. 4488 International Holding Company Limited, a West Indies limited company (Barbados)
2.Dee Alabama Properties, LLC, an Alabama limited liability company
3.Dee Equipment Leasing, LLC, an Ohio limited liability company
4.Dee Holdings, Inc., an Ohio corporation
5.Dee Investment Properties, LLC, an Indiana limited liability company
6.Dee Kentucky Properties, LLC, a Kentucky limited liability company
7.Dee Logistics LLC, an Ohio limited liability company
8.Dee Ohio Properties, LLC, an Ohio limited liability company
9.Dee Tennessee Properties, LLC, a Tennessee limited liability company
10.Fleet Operator Master, Inc., a Wisconsin corporation
11.INS Insurance, Inc., a Vermont corporation
12.Lodeso Inc., a Michigan corporation
13.Midwest Logistics South, LLC, an Ohio limited liability company
14.Midwest Logistics Systems, Ltd., an Ohio limited company
15.Midwest Truck and Trailer Maintenance, LLC, an Ohio limited liability company
16.MTTM Leasing, LLC, an Ohio limited liability company
17.Packerland Tech Ventures LLC, a Delaware limited liability company
18.SCDM Ventures, LLC, a Delaware limited liability company
19.Schneider Dedicated Leasing, Inc., a Delaware corporation
20.Schneider Dedicated Realty, Inc., a Delaware corporation
21.Schneider Dedicated Services, Inc., a Delaware corporation
22.Schneider Enterprise Resources, LLC, a Wisconsin limited liability company
23.Schneider Finance, Inc., a Wisconsin corporation
24.Schneider IEP, Inc., a Wisconsin corporation
25.Schneider International Operations, LLC, a Wisconsin limited liability company
26.Schneider Leasing de Mexico S. de R.L de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable
27.Schneider Logistics (Tianjin) Co., Ltd., a Chinese limited company
28.Schneider Logistics Canada, Ltd., a Canadian corporation (Ontario)
29.Schneider Logistics Transloading and Distribution, Inc., a Wisconsin corporation

Exhibit 21.1
30.Schneider Logistics Transportation, Inc., a Delaware corporation
31.Schneider Logistics, Inc., a Wisconsin corporation
32.Schneider National Bulk Carriers, Inc., a Delaware corporation
33.Schneider National Carriers, Inc., a Nevada corporation
34.Schneider National Carriers, Ltd., a Canadian corporation (Ontario)
35.Schneider National de Mexico, S.A. de C.V., a Mexican Sociedad Anónima de Capital Variable
36.Schneider National Leasing, Inc., a Nevada corporation
37.Schneider Receivables Corporation, a Delaware corporation
38.Schneider Resources, Inc., a Wisconsin corporation
39.Schneider Specialized Carriers, Inc., a North Dakota corporation
40.Schneider TECH Ventures LLC, a Wisconsin limited liability company
41.Schneider Transport, Inc., a Wisconsin corporation
42.Watkins and Shepard Leasing LLC, a Montana limited liability company
43.Watkins and Shepard Trucking, Inc., a Montana corporation